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                                                                     Exhibit 3.4

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the Corporation is Consolidated Capital of North America,
Inc. (the "Corporation").

SECOND:    The following amendment to the Articles of Incorporation was adopted on December 1, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

[ ] No Common Shares have been issued or Directors Elected - Action by Incorporators

[ ]  No Common Shares have been issued but Directors Elected - Action by
     Directors

[X] Such amendment was adopted by the board of directors where Common Shares have been issued.

[X] Such amendment was adopted by a vote of the shareholders. The number of Common Shares voted for the amendment was sufficient for approval.

If these amendments are to have a delayed effective date, please list that date:
     -------------------
            (not to exceed ninety (90) days from the date of filing)

THIRD:    The Corporation's Articles of Incorporation are hereby amended to amend and restate the first paragraph of Section 1 of ARTICLE IV as follows:

          Section 1. Authorized Capital. The total number of shares of all classes which the Corporation shall have authority to issue is 210,000,000 of which 10,000,000 shall be Preferred Shares, par value $.01 per share, and 200,000,000 shall be Common Shares, par value $.0001 per share, and the designations, preferences, limitations and relative rights of the shares of each class are as set forth in the following paragraphs.


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     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its authorized officer as of December 4, 1998.


[Corporate Seal]                                    CONSOLIDATED CAPITAL OF
                                                    NORTH AMERICA, INC.

                                                    By: /s/ Donald R. Jackson
                                                        -----------------------
                                                        Donald R. Jackson
                                                        Secretary and Treasurer


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